Exhibit 10.10
SPECIFIC TERMS IN THIS LETTER AGREEMENT HAVE BEEN REDACTED BECAUSE SUCH TERMS ARE BOTH NOT MATERIAL AND IS OF TYPE THAT EQUITRANS MIDSTREAM CORPORATION TREATS AS CONFIDENTIAL. THESE REDACTED TERMS HAVE BEEN MARKED IN THIS EXHIBIT AT THE APPROPRIATE PLACE WITH THREE ASTERISKS [***].
FIFTH AMENDMENT TO
GAS GATHERING AND COMPRESSION AGREEMENT

THIS FIFTH AMENDMENT TO GAS GATHERING AGREEMENT AND COMPRESSION AGREEMENT (this “Amendment”), dated October 4, 2023 (“Effective Date”), is made and entered into by and among EQT Corporation, EQT Production Company, Rice Drilling B LLC, and EQT Energy, LLC (collectively, “Producer”), and EQM Gathering Opco, LLC (“Gatherer”) (as amended, the “Gathering Agreement”). Producer and Gatherer may be referred to herein individually as a “Party” or collectively as the “Parties.”

1.RECITALS

WHEREAS, the Parties entered into that certain Gas Gathering and Compression Agreement dated as of February 26, 2020, as amended by that certain First Amendment to Gas Gathering and Compression Agreement among the Parties dated August 26, 2020, that certain Second Amendment to Gas Gathering and Compression Agreement among the Parties dated December 6, 2021, that certain Third Amendment to Gas Gathering and Compression Agreement among the Parties dated December 21, 2021 and that certain Fourth Amendment to Gas Gathering and Compression Agreement among the Parties dated January 23, 2023 (the “Gathering Agreement”); and

WHEREAS, the Parties desire to amend the Gathering Agreement in accordance with the terms and conditions set forth in this Amendment and in connection with that certain Letter Agreement re: Fuel Gas by and among the Parties and Equitrans, L.P., dated as of the date hereof (the “Letter Agreement”).

NOW, THEREFORE, in consideration of the mutual covenants set forth herein and in the Letter Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

2.AGREEMENT

1.Defined Terms. Defined terms used but not defined herein shall have the meanings given to such terms in the Gathering Agreement.

2.New Definitions. The following definitions are added to Article I of the Gathering Agreement:

“Capital Costs” – means, with respect to Transitional Work Costs approved pursuant to the terms hereof and properly invoiced to Produced hereunder, an amount equal to (i) such Transitional Work Costs multiplied by (ii) [***].

“Mining Operations” – means surface or subsurface activity necessary to operate a coal mine and/or extract coal, including development mining, long wall mining, surface mining, coal processing, pre-mining and post-mining removal of methane from coal or surrounding coal strata, drilling exploration holes and gob vent boreholes, and installing or operating portals, shafts, fans, other surface structures, pipelines, power lines, water lines, pumps and compressors and all operations, ground control, subsidence and/or subsidence control measures reasonably related to or arising from the foregoing.
“Mining Operator” – means any Third Party operator, owner or controller that conducts Mining Operations, including without limitation, [***].
“Mining Period” – means the duration of Planned Mining Operations.
“Planned Mining Operations” – means any and all present or future Mining Operations which are planned to be conducted in the vicinity of a portion of the Gathering System by a Mining Operator which would reasonably be expected to require Gatherer to (i) interrupt or curtail Services during the Mining Period and/or (ii) perform Transitional Work and incur expense in order to ensure the continued safe operation of such portion of the Gathering System during the Mining Period, as indicated by Gatherer in a written Work Notice.
“Returned Revenues” – means, with respect to a Planned Mining Operation that would in the absence of the performance of the Transitional Work proposed by Gatherer in the applicable Work Notice require the curtailment of any portion of the Gathering System, the [***]. To the extent the Work Notice includes multiple longwall panels or sections (as reasonably defined by the Mining Operator), Returned Revenues shall be calculated in a manner such that they are not double counted.
“Transitional Work” – As defined in Section 7.5(b).
“Transitional Work Costs” – means the third party out-of-pocket costs that Gatherer incurs in order to perform the Transitional Work impacted by the Planned Mining Operations during the Mining Period. To the extent the Work Notice includes multiple longwall panels or sections (as reasonably defined by the Mining Operator), Transactional Work Costs shall be calculated in a manner such that they are not double counted.
“Work Rejection” – As defined in Section 7.5(b).
“Work Notice” – As defined in Section 7.5(a).

3.Temporary Release. The first parenthetical in the first sentence of Section 3.8 of the Gathering Agreement is hereby deleted in its entirety and replaced with the following:

“(other than those caused or contributed to by (a) the actions or inactions of any member of the Producer Group resulting in Gatherer being unable to accept or deliver Gas or comply with the terms hereof, (b) any event of Force Majeure declared by Producer, (c) Maintenance (except to the extent such Maintenance results in a Maintenance Deficiency), (d) the breach of this

Agreement by any member of Producer Group or (e) a Work Rejection in connection with Planned Mining Operations)”
4.Permanent Release. The first parenthetical in the first sentence of Section 3.9(a) of the Gathering Agreement is hereby deleted in its entirety and replaced with the following:

“(other than those caused or contributed to by (i) the actions or inactions of any member of the Producer Group resulting in Gatherer being unable to accept or deliver Gas or comply with the terms hereof, (ii) an event of Force Majeure, (iii) Maintenance, (iv) the breach of this Agreement by any member of Producer Group or (v) a Work Rejection in connection with Planned Mining Operations)”
5.Planned Mining Operations. Section 7.5 is added to the Gathering Agreement to read as follows:

“Section 7.5    Planned Mining Operations. The following process shall apply in the event of Planned Mining Operations:
(a)Gatherer shall provide Producer with written notice (“Work Notice”) of the anticipated commencement of Planned Mining Operations not later than the later of (i) [***] ([***])following the delivery to Gatherer of a notice thereof from a Mining Operator (including any updates to prior notices), and (ii) at least [***] ([***]) prior to the anticipated commencement of a Mining Period. Each Work Notice shall set forth the estimated duration of the Mining Period, the mine section (as reasonably defined by the Mining Operator) in which the Planned Mining Operations are located, and the portions of the Gathering System affected thereby and describe (i) the work, including without limitation exposing, bracing, shutting in and/or relocating such portion of the Gathering System, as applicable, that would be required for Gatherer to ensure the continued operation of the affected portion of the Gathering System during the Mining Period (“Transitional Work”), (ii) the Transitional Work Costs associated therewith, and (iii) the Returned Revenues associated therewith. A Work Notice with respect to the Planned Mining Operations of [***] described on Schedule A to this Amendment shall be deemed to have been timely delivered, and Producer shall have elected to approve the Transitional Work proposed by Gatherer therein.
(b)If Gatherer delivers the Work Notice in accordance with Section 7.5(a), Producer may, within [***] of receiving such Work Notice, by written notice to Gatherer, elect to approve or reject the Transitional Work proposed by Gatherer therein. In the event that Producer elects to reject the proposal set forth in such Work Notice (or does not approve the proposal within such [***] period) (a “Work Rejection”), then Gatherer shall (i) have no obligation to perform the Transitional Work, and (ii) shall be permitted to interrupt or curtail Service during the Mining Period with respect to the portions of the Gathering System described as affected in the Work Notice to the extent such interruption or curtailment is a result of the Mining Operations, free and clear of any claim of a reduction in the Minimum Volume Commitment, permanent release or other remedy hereunder; provided, however, that Producer may elect to treat the Dedicated Gas subject to such curtailment as Temporarily Released for the duration of the applicable Mining Period.
(c)If Producer approves the Transitional Work, Gatherer will complete the Transitional Work prior to the commencement of the Mining Period at Gatherer’s sole cost and expense, subject to the terms of this Section 7.5(d). Following the expiration of the applicable Mining Period and Gatherer’s determination of the actual Transitional Work Costs, Gatherer shall notify Producer in writing of the actual, reasonable and documented Transitional Work Costs (with reasonable supporting documentation thereof), and (i) if the Returned Revenues are equal to or greater than the actual Transitional Work Costs, Producer shall have no further obligation with respect thereto, or (ii) if the Returned Revenues are less than the actual Transitional Work Costs, Gatherer shall, in addition to and delivered contemporaneously with the following Month’s invoice for fees delivered pursuant to Section 13.1, send a separate invoice to Producer setting forth such actual, reasonable and documented Transitional Works Costs and the associated Capital Costs, and Producer shall reimburse Gatherer for all such invoiced Transitional Work Costs, plus the associated Capital Costs. The terms of Section 13.1, 13.2, 13.3, 13.4 and 13.5 shall, for the avoidance of doubt, apply to all Transitional Work Costs included on any invoices. Notwithstanding anything herein to the contrary, in the event that the information included in a Work Notice is materially changed by the Mining Operator after the delivery by Gatherer of the initial Work Notice and prior to the commencement of the applicable Mining Period, Gatherer shall propose to Producer an updated Work Notice under Section 7.5(a).
(d)The Gatherer and Producer agree to coordinate their activities and otherwise cooperate in good faith to minimize, where practical, the incurrence of any additional expense or the loss of revenues by the other in effectuating the curtailment of Services attributable to Planned Mining Operations. Subject to the other terms of this Agreement, the Parties acknowledge and agree that, to the extent that any curtailment is attributable to Planned Mining Operations, such curtailment shall not constitute a breach of any Gatherer obligations set forth in this Agreement.
(e)The Parties hereby acknowledge and agree that in the event that (i) Gatherer (A) fails to timely deliver a Work Notice or (B) fails to perform the Transitional Work set forth in a Work Notice to the extent that Producer elects to approve the Transitional Work, then, in each case, any resulting failure or inability of Gatherer to receive all Gas up to the MDQ that is tendered to Gatherer (or that would have been tendered, but for such curtailment) shall be subject to the terms and conditions of Section 3.8, and shall not be deemed to be caused by Maintenance; and (ii) Gatherer performs the Transitional Work set forth in a Work Notice but such Transitional Work fails to mitigate the curtailment required by the Mining Operations, then any resulting failure or inability of Gatherer to receive all Gas up to the MDQ that is tendered to Gatherer (or that would have been tendered, but for such curtailment) shall be deemed to be caused by Maintenance, and Producer’s remedies shall be limited accordingly, until such time as a Maintenance Deficiency accrues pursuant to the terms hereof.
6.Incremental Compression Fee. All Dedicated Gas delivered from the Gathering System to the Taurus Equitrans Delivery Point shall be subject to an [***] and calculated in accordance with Section 5.1(d)(i) of the Gathering Agreement.

7.Force Majeure. The first sentence of Section 14.2 of the Gathering Agreement is hereby deleted in its entirety and replaced with the following:

“The term “Force Majeure” as used in this Agreement shall mean, to the extent not reasonably within the control of the Party claiming relief and that, by the exercise of reasonable diligence, such Party is unable to prevent or overcome, any of the following events: acts of God, strikes, lockouts or other industrial disturbances, acts of the public enemy, acts of terror, sabotage, wars, blockades, military action, insurrections, riots, epidemics, landslides, unplanned subsidence, unplanned mining operations, lightning, earthquakes, fires, storms or storm warnings, crevasses, floods, washouts, civil disturbances, explosions, breakage or accident to wells, machinery, equipment or lines of pipe, the necessity for testing or making repairs or alterations to wells, machinery, equipment or lines of pipe, freezing of wells, equipment or lines of pipe, inability of any Party hereto to obtain, after the exercise of reasonable diligence, necessary materials, supplies, rights of way, or government authorizations, any action or restraint by any Governmental Authority (so long as the Party claiming relief has not applied for or assisted in the application for, and has opposed where and to the extent reasonable, such action or restraint, and as long as such action or restraint is not the result of a failure by the claiming Party to comply with applicable laws, rules, regulations, or orders).” Notwithstanding anything in this Agreement to the contrary, for the purposes of Section 3.3(e), Force Majeure shall include Planned Mining Operations to the extent they cause or contribute to delay in providing service on or before the Completion Deadline.
8.Effect. The Parties acknowledge and agree that this Amendment constitutes a written instrument executed by the Parties and fulfills the requirements of an amendment contemplated by Section 18.7 of the Gathering Agreement. The Parties hereby ratify and confirm the Gathering Agreement, as amended hereby. Except as expressly provided herein, the provisions of the Gathering Agreement shall remain in full force and effect in accordance with their respective terms following the execution of this Amendment.

9.Governing Law. This Amendment shall be governed by, construed, and enforced in accordance with the laws of the Commonwealth of Pennsylvania without regard to choice of law principles. The Parties agree that the appropriate, exclusive and convenient forum for any disputes among any of the Parties arising out of this Amendment or the transactions contemplated hereby shall be in any state or federal court in the City of Pittsburgh and County of Allegheny, Pennsylvania, and each of the Parties irrevocably submits to the jurisdiction of such courts solely in respect of any proceeding arising out of or related to this Amendment. The Parties further agree that the Parties shall not bring suit with respect to any disputes arising out of this Amendment or the transactions contemplated hereby in any court or jurisdiction other than the above specified courts. EACH PARTY HEREBY WAIVES ITS RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.

10.Counterpart Execution; Approval. This Amendment may be executed in any number of counterparts, each of which shall be considered an original, and all of which shall be considered one and the same instrument. Execution of this Amendment by Gatherer is subject to the approval from Gatherer’s Board of Directors or that of its parent company or equivalent governance body, of the capital necessary for Gatherer to comply with its obligations set forth herein.
11.Miscellaneous Provisions. The provisions of Article 18 of the Gathering Agreement, other than Sections 18.2, 18.3, 18.15, 18.16 and 18.17, shall apply to this Amendment mutatis mutandis.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written above.

PRODUCER:

EQT CORPORATION,
a Pennsylvania corporation

By:    /s/ Jeremy Knop
Name: Jeremy Knop
Title:     Chief Financial Officer

EQT PRODUCTION COMPANY,
a Pennsylvania corporation

By:    /s/ J.E.B. Bolen
Name: J.E.B. Bolen
Title:     Senior Vice President of Operations Planning

RICE DRILLING B LLC,
a Delaware limited liability company

By:    /s/ J.E.B. Bolen
Name: J.E.B. Bolen
Title:     Senior Vice President of Operations Planning

EQT ENERGY, LLC,
a Delaware limited liability company

By:    /s/ Keith Shoemaker
Name: Keith Shoemaker
Title:    Senior Vice President, Commercial

[Signature Page to Fifth Amendment to Gas Gathering and Compression Agreement]

GATHERER:

EQM GATHERING OPCO, LLC,
a Delaware limited liability company

By:    /s/ John M. Quinn
Name: John M. Quinn
Title:    VP Business Development & Commercial Services
[Signature Page to Fifth Amendment to Gas Gathering and Compression Agreement]

Schedule A

Pre-Approved Transitional Work

See Attached information provided to Producer via Work Notice dated September 18, 2023

[***]
Schedule A